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                                                                    EXHIBIT 23.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders of Advanced Environmental Recycling Technologies, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 19, 1999 included in the company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                           ARTHUR ANDERSEN LLP




Dallas, Texas
   December 22, 1999